UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2017 (December 12, 2017)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

Effective December 12, 2017, each of Ean Seeb, Vincent “Tripp” Keber, and Terence Fitch resigned as members of MassRoots, Inc.’s (the “Company’s”) Board of Directors (the “Board”). Messrs. Seeb’s, Keber’s, and Fitch’s resignations were not the result of any dispute or disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective December 12, 2017, each of Messrs. Seeb, Keber, and Fitch entered into Separation Agreements with the Company pursuant to which each of Messrs. Seeb, Keber, and Fitch received compensation for prior services and warrants to purchase shares of the Company’s common stock. In addition, pursuant to the terms of the Separation Agreement, each of Ean Seeb, Vincent “Tripp” Keber, Terence Fitch and Isaac Dietrich entered into a Mutual Release and Non-Disparagement Agreement.

The foregoing descriptions of the Separation Agreements and the Warrants are not complete and are qualified in their entireties by reference to the full text of the form of Separation Agreement and the form Warrant, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report and are incorporated by reference herein.

Resignation of Chief Executive Officer

Effective December 13, 2017, Scott Kveton resigned as Chief Executive Officer of the Company. Mr. Kveton’s resignation was not the result of any dispute or disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective December 13, 2017, Scott Kveton entered into a Separation Agreement (the “Kveton Separation Agreement”) with the Company pursuant to which Mr. Kveton received a compensation and severance amount. In addition, certain shares of common stock previously issued to Mr. Kveton have been accelerated and vest immediately upon his resignation.

Appointments of Directors

Effective December 13, 2017, each of Cecil Kyte, Nathan Shelton and Charles R. Blum were appointed to the Company’s Board to fill vacancies created upon the resignations of Ean Seeb, Vincent “Tripp” Keber, and Terence Fitch. There are no family relationships between any of Messrs. Kyte, Shelton and Blum and any of our other officers and directors.

Set forth below is the biographical information of the newly appointed directors, as required by Item 401 of Regulation S-K.

Charles R. Blum, 79, served as President and Chief Executive Officer of QS Energy (formerly STWA, Inc.) from July 2007 to January 2009. On June 1, 2017, Mr. Blum stepped down from the Board of QS Energy, having served the company faithfully for 10 years. Mr. Blum spent 22 years as the President/CEO of the Specialty Equipment Market Association (“SEMA”). SEMA is a trade group representing 6,500 business members who are actively engaged in the manufacture and distribution of automotive parts and accessories. SEMA produces the world’s largest automotive aftermarket Trade Show which is held annually in Las Vegas, Nevada. Mr. Blum led the association as its members grew from a handful of small entrepreneurial companies into an industry membership that sells over 31 billion dollars of product at the retail level annually. Mr. Blum is qualified to serve as a member of the Board because he has a proven record of accomplishment as a senior executive.

Cecil Kyte, 46, has served in various capacities at Rightscorp’s, including serving as Chief Executive Officer since June 2015, Chief Financial Officer since October 2016 and Chairman of the company’s board of directors since December 2015. Rightscorp’s mission is to support copyright holders’ abilities to litigate and monetize efforts aimed at piracy and peer to peer infringement on the internet. From 2007 to 2013, Mr. Kyte served as CEO and Chairman of Save The World Air, Inc., a California based publicly traded energy technology company. Under his stewardship, that company grew from roughly $10 million in market capitalization in 2007 to an excess of $350 million by 2013 and accessed roughly $40 million in equity based capital. From 2008 until 2013, Mr. Kyte served as Chief Executive Officer and Chairman of the Board of QS Energy (formerly STWA, Inc.). Additionally, having been a pilot for 30 years Mr. Kyte has served as an airline captain and flight instructor who is recognized and included in the prestigious FAA Airmen Certification database. This database recognizes pilots who have met or exceeded the high educational, licensing and medical standards established by the Federal Aviation Administration. Mr. Kyte is qualified to serve as a member of the Board because of his previous and current experience running a public company, as well as his educational requirements to hold such a position. Mr. Kyte received a Bachelor of Science Degree in Business Administration with emphasis in Accounting from California State University, Long Beach.

Nathan Shelton, 68, served as a director of QS Energy (formerly STWA, Inc.) from February 2007 until June 2017. Mr. Shelton has a long and distinguished career with a number of diverse successful companies primarily related to the automotive industry. From 1987 until 2002 he served as President and part owner of K&N Engineering and built the company into an industry leader. In 2002 he founded S&S Marketing, a company engaged in the automotive aftermarket parts representation business, which he currently operates. In 1992, SEMA invited him to join its board of directors, which included Mr. Shelton serving as Chairman of the SEMA board from 2002 to 2004. In 2007 he was elected to the SEMA “Hall of Fame”. Mr. Shelton served honorably in the United States Seabees from 1968 to 1972. Mr. Shelton is qualified to serve as a member of the Board because of his proven record of accomplishment as a senior executive.

Appointment of Chief Executive Officer

Effective December 13, 2017, the Board appointed Isaac Dietrich as the Company’s Chief Executive Officer. Pursuant to the terms of an employment agreement between the Company and Mr. Dietrich (the “Dietrich Employment Agreement”), Mr. Dietrich shall receive an annual base salary of $145,000 and benefits and insurance available to similarly situated employees under the Company’s benefits plan(s).

The foregoing description of the Dietrich Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Dietrich Employment Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report and is incorporated by reference herein.

There are no family relationships between Mr. Dietrich and any of our other officers and directors.

Set forth below is the biographical information of the newly appointed Chief Executive Officer, as required by Item 401 of Regulation S-K.

Isaac Dietrich, 25, is the founder, largest shareholder, and has been a Director of the Company since inception. In addition, he previously held the following positions with the Company: Chief Executive Officer (April 2013 – October 2017); Chairman of the Board of the Company (April 2013 – October 2017); and Chief Financial Officer (April 2013 – May 2014 and August 2017 – October 2017). In his various positions, Mr. Dietrich was responsible for executing MassRoots’ strategic business development. Mr. Dietrich was the co-founder and majority shareholder of RoboCent.com from June 2012 until his buyout in December 2016, and he helped scale the business to millions in revenue. He also founded Tidewater Campaign Solutions, LLC, a Virginia Beach-based political strategy firm that was retained by 30 political campaigns and political action committees from January 2010 to December 2012. From February 2010 to December 2010, Mr. Dietrich served as Field Director for former Congressman E. Scott Rigell’s campaign.

Item 8.01 Other Events

On December 14, 2017, the Company issued a press release with respect to the matters set forth above. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Director Separation Agreement

10.2	Form of Warrant

10.3	Form of Mutual Release and Non-Disparagement Agreement

10.4	Form of Separation Agreement

10.5	Employment Agreement by and between the Company and Isaac Dietrich dated December 13, 2017

99.1	Press Release dated December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: December 14, 2017

By: /s/ Isaac Dietrich

Isaac Dietrich

Chief Executive Officer